UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: February 22, 2017
CYRUSONE INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35789	46-0691837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2101 Cedar Springs Road, Suite 900
Dallas, TX 75201
(Address of Principal Executive Office)
Registrant’s telephone number, including area code: (972) 350-0060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On February 22, 2017, CyrusOne Inc. issued a press release announcing financial results and supplemental information for the fourth quarter and full year ended December 31, 2016. A copy of the press release and supplemental information is furnished herewith as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure
During a webcast scheduled to be held at 11:00 a.m. Eastern time on February 23, 2017, Gary J. Wojtaszek, the Company’s president and chief executive officer, and Diane M. Morefield, the Company’s chief financial officer, will discuss the Company’s fourth quarter 2016 results and outlook for 2017. The slide presentation for the webcast will be available on the investors page of the Company’s website. To access the webcast and corresponding slide presentation, go to the investors page at http://investor.cyrusone.com/index.cfm. An audio replay of the webcast will also be available on the investors page at http://investor.cyrusone.com/index.cfm.
The information in Items 2.02 and 7.01 of this Current Report on Form 8-K and the exhibits furnished therewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, and shall not be or be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

Item 8.01 Other Events
On February 22, 2017, the Company notified Goldman, Sachs & Co. that it has elected full physical settlement of the previously announced forward sale agreements entered into by the Company on August 10, 2016 relating to, in the aggregate, 4,420,000 shares of the Company’s common stock.  The Company expects settlement to occur on February 27, 2017.  Upon settlement, the Company expects to issue and sell 4,420,000 shares of its common stock to Goldman, Sachs & Co., in its capacity as forward purchaser, in exchange for net proceeds of approximately $211 million, in accordance with the provisions of the forward sales agreements.
Item 9.01 — Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 22, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2017	CYRUSONE INC.

	By:	/s/ Robert M. Jackson
Robert M. Jackson
Executive Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 22, 2017